UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest Event reported): July 30, 2004

BOUNDLESS MOTOR SPORTS RACING, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	33-5203-D (Commission File Number)	84-0953839 (IRS Employer Identification No.)

2500 McGee Drive, Suite 147
Norman, Oklahoma 73072
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (405) 360-5047

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURES
Series A Convertible Preferred Stock Purchase Agreement
Certificate of Designation
Form of Series A Warrant
Form of Exchange Warrant
Registration Rights Agreement
Promissory Note dated July 30, 2004
Press Release dated July 30, 2004

Item 5. Other Events and Required FD Disclosure

     Effective July 30, 2004, the Company issued and sold 4,382.96 shares of its newly designated Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Stock”) and warrants to purchase 3,506,368 shares of our common stock, $0.0001 par value per share (the “Series A Warrants”), for an aggregate purchase price of $11,834,000. In connection with the sale of the Series A Stock and Series A Warrants, SXJE, LLC, the holder of that certain Promissory Note issued by the Company dated January 23, 2004, in the principal amount of $1,000,000 (the “SXJE Note”), agreed to convert the principal and all accrued interest under the SXJE Note into 407.41 shares of Series A Stock and Series A Warrants to purchase 325,928 shares of common stock.

     In addition, Boundless Investments, LLC, the holder of that certain Promissory Note issued by the Company dated May 19, 2004, in the principal amount of $2,000,000 (the “BI Note”), agreed to exchange the BI Note for a new promissory note in the principal amount of $2,000,000 bearing interest of eight percent per annum with a maturity date of May 19, 2007.

     The Series A Stock (including those shares issued to SXJE, LLC) is convertible into an aggregate of 4,790,370 shares of common stock, representing a conversion price of $2.70 per share. Subject to an effective registration statement covering the resale of the shares of common stock into which the Series A Stock is convertible, the Series A Stock will automatically convert into shares of common stock after January 26, 2005, if (a) the closing bid price of our common stock is equal to or greater than $6.00 per share for ten consecutive trading days, and (b) the dollar trading volume for each of the ten trading days exceeds $500,000.

     The Series A Warrants (including those warrants issued to SXJE, LLC) have a term of seven years at an exercise price of $3.00 per share. Subject to an effective registration statement covering the resale of the shares of common stock issuable upon exercise of the Series A Warrants, the Company may redeem the Series A Warrants for $0.0001 per warrant at any time after July 29 2006, if (a) the closing bid price of our common stock is equal to or greater than $6.00 per share for ten consecutive trading days, and (b) the dollar trading volume for each of the ten trading days exceeds $500,000.

     We have agreed to file a registration statement covering the resale of the shares of common stock to be issued upon conversion of the Series A Stock and the exercise of the Series A Warrants. In the event this registration statement is not declared effective on or before November 27, 2004, the Company will be obligated to pay liquidated damages to the purchasers of the Series A Stock (including SXJE, LLC) of approximately $260,000 for the first thirty day period after November 27, 2004, and of approximately $200,000 for each thirty day period thereafter, until the registration statement is declared effective.

     Also in connection with the sale of the Series A Stock and Series A Warrants, Paul A. Kruger, our Chief Executive Officer, (a) forgave approximately $2,400,000 of debt owed to him by the Company under various promissory notes, (b) surrendered to the Company 700,000 shares of our common stock (the “Surrendered Shares”), (c) transferred to Boundless Investments, LLC 4,000,000 shares of our common stock (the “Transferred Shares”), and (d) sold to the purchasers of the Series A Stock and Series A Warrants an additional 800,000 shares of our common stock for an aggregate sales price of $160,000 (the “Sold Shares”). The Transferred Shares were subsequently surrendered to the Company in exchange for a warrant to purchase 4,000,000 shares of our common stock (the “Exchange Warrant”), at an exercise price of $0.001 per share. The exchange Warrant was subsequently sold to the purchasers of the Series A Stock and Series A Warrants. The Surrendered Shares and Transferred Shares were cancelled by the Company.

     The Series A Convertible Preferred Stock Purchase Agreement entered into in connection with the sale of the Series A Stock, the Certificate of Designation of the Relative Rights and Preferences of the Series A Stock, the form of the Series A Warrant, the form of Exchange Warrant, the Registration Rights Agreement governing our requirement to file a registration statement and the BI Note are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, and 4.6, respectively. The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to this report for a more complete understanding of the transaction.

     The issuance by the Company of the Series A Stock, the Series A Warrants and the Exchange Warrant was made in reliance upon the exemption available from registration under Section 4(2) of the Securities Act of 1933. The sale of the Sold Shares and the transfer of the Transferred Shares by Mr. Kruger were made in reliance upon the exemptions available from registration under the Securities Act of 1933.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following is a list of exhibits filed as part of this Current report on Form 8-K:

4.1	Series A Convertible Preferred Stock Purchase Agreement, dated as of July 30, 2004, by and among Boundless Motor Sports Racing, Inc., a Colorado corporation, and the purchasers set forth therein.

4.2	Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock.

4.3	Form of Series A Warrant.

4.4	Form of Exchange Warrant.

4.5	Registration Rights Agreement dated as of July 30, 2004, by and among Boundless Motor Sports Racing, Inc., a Colorado corporation, and the purchasers set forth therein.

4.6	Promissory Note dated July 30, 2004.

99.1	Press Release dated July 30, 2004

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: August 4, 2004	BOUNDLESS MOTOR SPORTS RACING, INC.

	By:	/s/ Paul A. Kruger
	Name:	Paul A. Kruger
	Title:	CEO

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